EXHIBIT 10.18

GCP APPLIED TECHNOLOGIES INC.
STOCK OPTION AWARD AGREEMENT
(NONQUALIFIED STOCK OPTION)

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date as set forth on the Stock Option Award Grant Certificate pursuant to which this Agreement is attached, is entered into by and between GCP Applied Technologies Inc., a Delaware corporation (the “Company”), and the employee of the Company identified on the Stock Option Award Grant Certificate pursuant to which this Agreement is attached (the “Participant”). All capitalized terms used herein shall have the same meaning as in the GCP Applied Technologies Inc. 2016 Stock Incentive Plan (the “Plan”), except as otherwise expressly provided herein.
WHEREAS, the Plan provides for grants of Stock Incentives, including stock options, each of which constitutes a right to purchase one share of Common Stock (“Options”), upon payment of the per share Exercise Price specified on the Stock Option Award Grant Certificate pursuant to which this Agreement is attached; and
WHEREAS, the Committee has decided to make a grant to the Participant of the Options, to promote the best interests of the Company and its stockholders, on the terms and conditions set forth in this Agreement, conditioned on the Participant’s execution of this Agreement.
GRANT OF OPTION
1.1    Grant of Option. Effective as of the Grant Date, the Company grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth in the Stock Option Award Grant Certificate pursuant to which this Agreement is attached, upon the terms and conditions set forth in this Agreement and the Plan.
1.2    Exercise Price. The purchase price to be paid for each share of Common Stock subject to the Option shall be as set forth in the Stock Option Award Grant Certificate pursuant to which this Agreement is attached (the “Exercise Price”).
PERIOD OF EXERCISABILITY
2.1    Commencement of Exercisability. Subject to Section 2.2 of this Agreement, the Option shall become vested and exercisable as follows:
(a)    Subject to the Participant’s continued employment with the Company and its affiliates, the Option shall become vested and exercisable in three equal installments on each of the first three anniversaries of the Grant Date (each, a “Vesting Date”).
(b)    Upon the occurrence of a Change in Control, all then-outstanding and unvested Options shall vest in full immediately prior to the consummation thereof, except, to the extent that another Stock Incentive meeting the requirements of this Section 2.1(b) (any award meeting such requirements, a “Replacement Award”) is provided to the Participant pursuant to Section 9 of the Plan to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced

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Award”). The requirements of a Replacement Award are as follows: the Replacement Award (i) is of the same type as the Replaced Award and relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (ii) has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 9 of the Plan; and (iii) contains terms relating to vesting that are substantially identical to those of the Replaced Award, and its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 2.1(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
2.2    Effect of Termination of Service on Exercisability.
(a)    No portion of the Option which has not become vested and exercisable as of the date of the Participant’s termination of employment for any reason shall thereafter become vested and exercisable, as further described in Section 4.5(l).
(b)    In the event of the Participant’s resignation of employment for any reason, the portion of the Option which has become vested and exercisable as of the date of the Participant's termination of employment may be exercised by the Participant for a period of forty-five (45) days as measured from the date of the Participant’s termination of employment, as further described in Section 4.5(l).
(c)    In the event of the Participant’s termination of employment because of death or Incapacity (or in the event the Participant dies within three (3) months after termination of employment other than for Cause (as defined below) or because of Incapacity), the portion of the Option which has become vested and exercisable as of the date of the Participant’s termination of employment may be exercised by the Participant (or by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution, in the case of the Participant’s death) for a period of three (3) years as measured from the date of such termination of employment.
(d)    In the event of the Participant’s termination of employment by the Company or the applicable employing Subsidiary other than for Cause (as such term shall be defined in any employment or severance agreement between the Participant and the Company or any Subsidiary, or any severance plan in which the Participant participates, or as otherwise defined by the Committee or a designee thereof) and other than for a reason that is comparable to Cause under local law as determined by the Company or the applicable employing Subsidiary in its sole discretion, the portion of the Option which has become vested and exercisable as of the date of the Participant’s termination of employment may be exercised by the Participant for a period of ninety (90) days as measured from the date of such termination of employment.

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(e)    In the event of the Participant’s termination of employment for Cause or for a reason that is comparable to Cause under local law as determined by the Company or the applicable Subsidiary at its sole discretion, the Option will expire on the date of the Participant’s termination of employment, as further described in Section 4.5(l), and no portion of the Option may be exercised thereafter.
(f)    Notwithstanding the above provisions, no portion of the Option may be exercised by anyone after the expiration of seven (7) years from the Grant Date.
EXERCISE OF OPTION
3.1    Person Eligible to Exercise. During the Participant’s lifetime, only the Participant may exercise the Option or any portion thereof. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.2, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
3.2    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following:
(a)    An exercise notice in a form specified by the Company, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Company;
(b)    The receipt by the Company of full payment of the Exercise Price for the shares of Common Stock with respect to which the Option or portion thereof is exercised, which may be in one or more of the forms of consideration permitted under Section 3.3, as well as payment of any Tax-Related Items as defined in Section 4.4;
(c)    Any other written representations as may be required in the Company’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule, or regulation.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
3.3    Method of Payment. Payment of the Exercise Price may be by any of the manners set forth in Section 6(a) of the Plan; provided, however, that the Company reserves the right to restrict the available methods of payment to the extent it determines in its sole discretion that such restriction is required to comply with local law or desirable for the administration of the Plan, or to otherwise modify the available methods of payment to the extent permitted under the terms of the Plan.

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3.4    Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed;
(b)    The completion of any registration or other qualification of such shares of Common Stock under any local, state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment of the Exercise Price for such shares of Common Stock and full payment of any Tax-Related Items; and
(e)    The lapse of such reasonable period of time following the exercise of the Option as the Company may from time to time establish for reasons of administrative convenience.
3.5    Rights as Stockholder. Until such time as the Option has been exercised pursuant to Section 3.2 and the underlying shares of Common Stock have been delivered to the Participant, and the Participant has become the holder of such shares, the Participant shall have no rights as a stockholder, including, without limitation, any right to dividends or other distributions or any right to vote. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 9 of the Plan.
OTHER PROVISIONS
4.1    Plan Governs. The Option is granted pursuant to the terms of the Plan, which are incorporated herein by reference (the terms of which shall have the same effect as if set forth herein in full, including without limitation the terms of Section 9 of the Plan), and the Option shall, except as otherwise expressly provided herein, be governed by the terms of the Plan. In the event of a conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall control. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Each of the Participant and the Company acknowledges that this Agreement (together with the Plan) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

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4.2    Option Not Transferable. This Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or as may be permitted under the Plan.
4.3    Adjustments. The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and the Plan.
4.4    Certain Tax Matters. The Participant acknowledges that, regardless of any action taken by the Company or the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to the Participant’s participation in the Plan and legally applicable to the Participant as a result of participation in the Plan (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount (if any) withheld by the Company or the Employer. Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. Unless otherwise determined by the Committee prior to any Vesting Date, the Company agrees that (a) the minimum tax withholding required by law in respect of any such wages may be satisfied by the Participant surrendering to the Company a portion of the shares of Common Stock that are issued or transferred to the Participant upon the exercise of the Option, and (b) the shares of Common Stock so surrendered by the Participant shall be credited against any such withholding obligation at the Fair Market Value of such shares of Common Stock on the date of such surrender (and the amount equal to the Fair Market Value of such shares of Common Stock shall be remitted to the appropriate tax authorities) (the foregoing process pursuant to which such withholding tax obligations may be satisfied, a “Net Settlement”). If the Committee determines not to permit the Net Settlement, the Participant expressly acknowledges and agrees that the Participant shall be solely responsible for the timely satisfaction, in cash, of such withholding tax obligations, and that the Company shall be under no obligation to deliver any shares of Common Stock otherwise due hereunder if the Participant does not timely satisfy such tax obligations. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (ii) withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (iii) withholding in shares of Common Stock to be issued at exercise of the Option, if permitted by the Company.
4.5    Nature of Grant. In accepting the Option, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;
(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

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(c)    all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d)    the Participant is voluntarily participating in the Plan;
(e)    the grant of the Option and the Participant’s participation in the Plan shall not create a right to employment or service or be interpreted as forming an employment or service contract with the Company or any Subsidiary and shall not interfere with the ability of the Company or any Subsidiary, as applicable, to terminate the Participant’s employment or service relationship (if any);
(f)    the Option and any shares of Common Stock subject to the Option are not intended to replace any pension rights or compensation;
(g)    the Option and any shares of Common Stock subject to the Option, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(h)    the future value of the shares of Common Stock subject to the Option is unknown and cannot be predicted with certainty;
(i)    if the shares of Common Stock subject to the Option do not increase in value, the Option will have no value;
(j)    if the Participant exercises the Option and acquires shares of Common Stock, the value of such Common Stock may increase or decrease, even below the Exercise Price;
(k)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Participant’s termination of employment by the Company or any Subsidiary (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment agreement or service contract, if any) and in consideration of the grant of the Option to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(l)    in the event of the Participant’s termination of employment (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment agreement or service contract, if any), unless otherwise provided by this Agreement or determined by the Company the Participant’s right to vest in the Option, if any, will terminate effective as of the date that the

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Participant is no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment agreement or service contract, if any); furthermore, in the event of the Participant’s termination of employment (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment agreement or service contract, if any), the Participant’s right to exercise the Option after termination of employment, if any, will be measured by the date that the Participant is no longer actively providing services and will not be extended by any notice period; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Option; and
(m)    neither the Company nor any Subsidiary will be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired under the Plan.
4.6    Insider Trading Restrictions/Market Abuse Laws.  The Participant acknowledges that he or she is subject to any applicable Company insider trading policy. In addition, depending on his or her country of residence, the Participant may be subject to additional insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., Options) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant's country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable Company insider trading policy and any additional restrictions that may apply due to local insider trading restrictions or market abuse laws. The Participant is advised to speak to his or her personal legal advisor regarding any applicable local insider trading restrictions or market abuse laws.
4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.8    Data Privacy. The Participant hereby voluntarily consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

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The Participant understands that the Company and any Subsidiary may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
The Participant understands that Data will be transferred to E*TRADE Corporate Financial Services, Inc. and or its affiliates or such other stock plan service provider as may be selected by the Company in the future (the “Plan Service Provider”), which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the Company, the Plan Service Provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan including any requisite transfer of such Data as may be required to a broker or other third party until which the Participant may elect to deposit any shares of Common Stock received upon exercise of the Option. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s regional human resources (“MyHR”) representative. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her MyHR representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status or service with the Company and any Subsidiary will not be adversely affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant options or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her MyHR representative.
4.9    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Option and the shares of Common Stock acquired upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
4.10    Conformity to U.S. Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the U.S. Securities Act and the U.S. Exchange Act and any and all regulations and rules promulgated by the

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U.S. Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
4.11    Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the post by certified mail, or its non-U.S. equivalent, with postage and fees prepaid, addressed to Participant at his or her address shown in the Company records, and to the Company at its principal executive office.
4.12    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board.
4.13    Language. If the Participant has received this Agreement or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
4.14    No Waiver. The Participant’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.
4.15    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.1, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
4.16    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
4.17    No Waiver. The Participant’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

4.18    Section 409A. Notwithstanding any other provision of the Plan and this Agreement, and to the extent the Participant is or becomes subject to U.S. federal income taxation, the Plan and this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code, in order for the Option to be exempt from Section 409A. The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the exemption requirements under Section 409A.

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4.19    Governing Law; Captions. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

4.20    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

4.21    Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

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Accepted and agreed by the Participant as of the date acknowledged through E*Trade.